UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 22, 2013

LUCID, INC.

(Exact name of registrant as specified in its charter)

New York	001-35379	16-1406957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

95 Methodist Hill Drive, Suite 500, Rochester, NY	14623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (585) 239-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On August 22, 2013, Lucid, Inc. operating as Caliber Imaging & Diagnostics, a New York corporation (“Caliber I.D.”), entered into a strategic advisory agreement with H.C. Wainwright & Co., LLC (“H.C. Wainwright”) designed to benefit the growth of Caliber I.D. as it continues to develop its business through a variety of channels (the “Agreement”).

As part of the agreement, H.C. Wainwright will serve as an advisor to Caliber I.D. by helping to identify, originate and develop potential strategic partnerships, assisting with M&A transactions, and helping to raise capital. The agreement additionally includes but is not limited to new product procurement, generating additional distribution channels and assessing collaborations to promote Caliber I.D.’s business.

Caliber I.D. has agreed to pay H.C. Wainwright a transaction fee of 3% of the gross proceeds from the placement of any securities and Caliber I.D. and H.C. Wainwright shall mutually agree on the utilization of any sub-placement agents in which case any fees and expenses of such sub-placement agents shall be paid in addition to the 3% transaction fee to H.C. Wainwright.

In addition, pursuant to the Agreement, Caliber I.D. will grant to H.C. Wainwright a warrant (the “Warrant”), to purchase up to 2,125,000 shares of Caliber I.D.’s common stock, at an exercise price of $1.00 per share, subject to adjustment for stock dividends, stock splits and the like.

The description of terms and conditions of the Agreement set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Agreement, which is attached hereto as Exhibits 1.1 and incorporated herein by reference.

The Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that Agreement and in the context of the specific relationship between the parties. The provisions of the Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the party to such agreement and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in Caliber I.D.’s filings with the Securities and Exchange Commission.

Item 3.02.	Unregistered Sales of Equity Securities.

The discussion of the Warrant in Item 1.01 above is incorporated into this Item 3.02 by reference. Caliber I.D. expects to disclose the terms of the Warrant by filing an amendment to this Current Report on Form 8-K once the Warrant is finalized and issued.

Item 9.01.	Exhibits.

(d) Exhibits.

1.1	Letter agreement dated as of August 22, 2013 by and between Lucid, Inc. and H.C. Wainwright & Co., LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCID, INC.

Date: August 27, 2013	By:	/s/ Richard J. Pulsifer
Richard J. Pulsifer
Chief Financial Officer